UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2012

INGRAM MICRO INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-12203	62-1644402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place

Santa Ana, CA 92799-5125

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 15, 2012, Ingram Micro Inc., a Delaware corporation (“Ingram Micro”) completed the acquisition of Brightpoint, Inc., an Indiana corporation (“BrightPoint”), a global leader in providing device lifecycle services to the wireless industry, pursuant to an Agreement and Plan of Merger, dated as of June 29, 2012 (the “Merger Agreement”), by and among Ingram Micro, BrightPoint and Beacon Sub, Inc., an Indiana corporation and wholly-owned subsidiary of Ingram Micro (“Merger Sub”). Ingram Micro acquired all of the outstanding shares of BrightPoint through the merger of Merger Sub with and into BrightPoint, thereby acquiring all assets and liabilities of BrightPoint. The aggregate purchase price paid by Ingram Micro for all such shares, and all restricted stock units, restricted stock awards and restricted shares of common stock granted under any BrightPoint stock plan, was $653,422,392 in cash. In connection with the completion of its acquisition of BrightPoint, Ingram Micro also provided the funds for the repayment in full of all amounts outstanding under and termination of BrightPoint’s Credit Agreement dated as of February 16, 2007, by and among BrightPoint, Bank of America, N.A. as administrative agent and certain banks listed therein.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to Ingram Micro’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2012.

A copy of the press release issued by Ingram Micro on October 15, 2012 relating to the completion of the acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

Not applicable.

(b)	Pro forma financial information

Not applicable.

(d)	Exhibits

99.1	Release dated October 15, 2012 announcing the completion of the acquisition of BrightPoint.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

Dated: October 15, 2012	By:	/s/ Larry C. Boyd
Name: Larry C. Boyd
Title: Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Release dated October 15, 2012, announcing the completion of the acquisition of BrightPoint.

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